UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 23, 2014

SUSQUEHANNA BANCSHARES, INC.
(Exact Name of Registrant Specified in Charter)

Pennsylvania	001-33872	23-2201716
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
26 North Cedar Street, Lititz, Pennsylvania	17543
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 626-4721

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

⃞         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

Susquehanna Bancshares, Inc. (“Susquehanna”) issued a press release on July 23, 2014 (the “Release”), announcing its results of operations for the second quarter 2014, which release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 2.02 in this Form 8-K and the Release attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Exchange Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 7.01 Regulation FD Disclosure.

Susquehanna also announced in the Release that its Board of Directors (the “Board”) has authorized the repurchase of up to 3.5% of its outstanding shares of common stock through December 31, 2014. As of June 30, 2014 approximately 187.7 million shares of Susquehanna common stock were outstanding.

The timing and amount of any share repurchases under Susquehanna's share repurchase authorization will be determined by management based on market conditions and other considerations, and such repurchases may be effected in the open market, through negotiated transactions, or through plans designed to comply with Rule 10b5-1(c) under the Securities Exchange Act of 1934, as amended. The repurchase program may be discontinued at any time.

The information in Item 7.01 in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Exchange Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	July 23, 2014 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSQUEHANNA BANCSHARES, INC.
(Registrant)

		By:	/s/ William J. Reuter
William J. Reuter
Chairman and Chief Executive Officer

Dated:	July 23, 2014

Exhibit Index

Exhibit No.	Description

99.1	July 23, 2014 Press Release

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